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                                                             EXHIBIT 99.1

                  PROXY FOR THE SPECIAL MEETING OF UNITHOLDERS
                    OF MAUNA LOA MACADAMIA PARTNERSHIP, L.P.
                     TO BE HELD ___________________, 1998
                     THIS PROXY IS SOLICITED ON BEHALF OF
             MAUNA LOA RESOURCES INC., THE MANAGING GENERAL PARTNER

     The undersigned hereby nominate(s), constitute(s) and appoint(s) James H. Case and Ralph C. Hook, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the special meeting of Unitholders (the "Meeting") of Mauna Loa Macadamia Partners, L.P. (the "Partnership"), to be held at 10:00 a.m., Hawaii time, on __________________, 1998 at the offices of Carlsmith Ball Wichman Case & Ichiki, 1001 Bishop Street, Pacific Tower, Suite 2200, Honolulu, Hawaii, and at any and all adjournments thereof, and to vote as specified herein the number of Class A Units which the undersigned, if personally present, would be entitled to vote.




                     PLEASE SIGN AND DATE ON REVERSE SIDE


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                                                       Please mark
                                                       your votes as  /X/
                                                       indicated in
                                                       this example


1. APPROVAL OF THE MERGER PROPOSAL. To approve and adopt the Amended and Restated Agreement and Plan of Merger dated as of December 18, 1997 by and between the Partnership and C. Brewer Homes, Inc. ("Homes"), set forth in the Joint Proxy Statement/Prospectus for the Meeting, including without limitation to approve the merger of Homes with and into the Partnership. (The Merger Proposal will not be effectuated unless the Amendment Proposal is approved.)

FOR    AGAINST  ABSTAIN
/ /     / /      / /

2. APPROVAL OF THE AMENDMENT PROPOSAL. To approve and adopt the Amended and Restated Agreement of Limited Partnership of the Partnership as set forth in the Joint Proxy Statement/Prospectus for the Meeting. (The Amendment Proposal will not be effectuated unless the Merger Proposal is approved.)

FOR    AGAINST  ABSTAIN
/ /     / /      / /

3. APPROVAL OF THE OPTION PLAN PROPOSAL. To approve and adopt the Mauna Loa Macadamia Partners, L.P. 1998 Unit Option Plan and the issuance of options thereunder, as set forth in the Joint Proxy Statement/Prospectus for the Meeting. (The Option Plan Proposal will not be effectuated unless the Merger Proposal and Amendment Proposal are approved).

FOR    AGAINST  ABSTAIN
/ /     / /      / /

4. OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and at any and all adjournments thereof. The Managing General Partner at present knows of no other business to be presented by or on behalf of the Partnership or the Managing General Partner at the Meeting.

FOR    AGAINST  ABSTAIN
/ /     / /      / /

I/WE PLAN TO ATTEND THE MEETING          YES    NO
                                         / /   / /


PLEASE SIGN AND DATE BELOW.

     The undersigned hereby ratifies and confirms all that said attorneys, agents, and proxies or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies theretofore given by the undersigned to vote at the Meeting. The undersigned acknowledges receipt of the Notice of the Meeting and the Joint Proxy Statement/Prospectus accompanying said Notice.

THE BOARD OF DIRECTORS OF THE MANAGING GENERAL PARTNER RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED UNITHOLDER. IF NO DIRECTION IS MADE AS TO ONE OR MORE PROPOSALS, THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSAL(S).


SIGNED:                                                DATED:             , 1998
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SIGNED:
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Please date this proxy and sign above as your name(s) appear(s) on this card.
Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should give their full titles.

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